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                                    EXHIBIT 23.01

                       Independent Public Accountants' Consent

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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Hambrecht & Quist Group 1996 Equity Plan, 1995 Stock Option Plan, 1985 Stock Option Plan and Stock Option Agreements with Seven Individuals, of our report dated January 11, 1996, on the combined financial statements of Hambrecht & Quist Group and Hambrecht & Quist, L.P., included in the Registration Statement on Form S-1 (No. 333-6431) filed with the Securities and Exchange Commission.

ARTHUR ANDERSEN LLP

San Francisco, California
October 8, 1996